===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  /X/

Filed by a party other than the registrant  / /

Check the appropriate box:
/ /  Preliminary proxy statement
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                LDI CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                LDI CORPORATION
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         ---------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

         ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                                             ---------------------------------

     (4) Proposed maximum aggregate value of transaction:
                                                         ---------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
                                ----------------------------------------------
     (2) Form, schedule or registration statement no.:
                                                      ------------------------
     (3) Filing party:
                      --------------------------------------------------------
     (4) Date filed:
                    ----------------------------------------------------------

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

                                     [LOGO]

                                LDI CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JULY 13, 1994

     Notice is hereby given that the annual meeting of stockholders of LDI Corporation (the "Company") will be held at The Forum at One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio, on Wednesday, July 13, 1994, at 10:00 a.m. Eastern daylight time, for the following purposes:

          1. To elect one director, to serve for a term of three years and until his successor is duly elected and qualified;

          2. To vote on a proposal to ratify the election of Deloitte & Touche as the Company's independent auditors; and

          3. To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on May 20, 1994, will be entitled to notice of and to vote at said meeting or any adjournments thereof.

                                               By Order of the Board of
                                               Directors.

                                               BENJAMIN W. CANNON,
                                               Vice President and Secretary
May 31, 1994

- - --------------------------------------------------------------------------------

  STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO
  COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED
  POSTAGE-PAID ENVELOPE.
- - --------------------------------------------------------------------------------

                                     [LOGO]

                                LDI CORPORATION
                             1375 East Ninth Street
                             Cleveland, Ohio 44114

                                PROXY STATEMENT

                         ------------------------------

     This proxy statement is furnished in connection with the solicitation of proxies for use at the annual meeting of stockholders of LDI Corporation, a Delaware corporation (the "Company"), to be held on Wednesday, July 13, 1994, at 10:00 a.m., Eastern daylight time, at The Forum at One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio, and at any adjournments thereof. This statement and the accompanying notice and proxy, together with the Company's annual report on Form 10-K for the year ended January 31, 1994, is first being sent to stockholders on or about May 31, 1994.

     The close of business on May 20, 1994, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. At that date, the Company had outstanding 6,727,457 shares of common stock, $.01 par value, each of which will be entitled to one vote.

                             ELECTION OF DIRECTORS

     At the meeting, shares of common stock represented by proxies, unless otherwise specified, will be voted for the election of the one nominee hereinafter named, each to serve for a term of three years expiring at the Annual Meeting of Stockholders to be held in 1997 and until his successor is duly elected and qualified. If, by reason of death or other unexpected occurrence, the nominee should not be available for election, the proxies will be voted for the election of such substitute nominee as the Board of Directors may propose.

     Proxies cannot be voted at the meeting for more than one person. The holders of the Company's common stock have no cumulative voting rights in the election of directors. Broker non-votes and abstaining votes will not be counted in favor of, or against, the election of any nominee. The term of Mr. Jerry E. Kish, as director, expires at the annual meeting. Mr. Kish has chosen not to seek re-election to the Board. As a result, the Board has reduced the number of seats on the Board from six (6) to five (5) for the time being, pending the selection of a new director.

     The following information is set forth with respect to the person nominated for election as a director, who is currently a director, and with respect to the directors of the Company whose terms of office will continue after the meeting.

                  NOMINEES FOR ELECTION AT THE ANNUAL MEETING

                                                 OFFICES HELD AND                DIRECTOR      TERM
          NAME               AGE               BUSINESS EXPERIENCE                SINCE       EXPIRES
- - -------------------------    ---     ----------------------------------------    --------     -------
Norton W. Rose (1)           65      Chairman and Director of Blue Coral,          1994         1997
                                     Inc., a privately-owned consumer chemi-
                                     cal company.

          DIRECTORS WHOSE TERMS WILL CONTINUE AFTER THE ANNUAL MEETING

                                                 OFFICES HELD AND                DIRECTOR      TERM
          NAME               AGE               BUSINESS EXPERIENCE                SINCE       EXPIRES
- - -------------------------    ---     ----------------------------------------    --------     -------
Robert S. Kendall (2)        55      Chairman and Chief Executive Officer of       1986         1996
                                     the Company since February 1989; Presi-
                                     dent of the Company from June 1986 to
                                     February 1989; Treasurer of the Company
                                     from June 1986 to February 1988;
                                     President of Leasing Dynamics, Inc. from
                                     February 1972 to July 1989, and Chair-
                                     man from July 1989 to May 1991.
Michael R. Kennedy (2)       51      President and Chief Operating Officer of      1986         1996
                                     the Company from February 1989 through
                                     May 1994; Senior Executive Vice
                                     President of the Company from February
                                     1988 to February 1989; Executive Vice
                                     President of the Company from June 1986
                                     to February 1988 and of Leasing
                                     Dynamics, Inc. from February 1972 to May
                                     1991.
Thomas A. Cutter (2)         51      Vice Chairman and Senior Executive Vice       1986         1995
                                     President of the Company from February
                                     1989 through May 1994; Executive Vice
                                     President of the Company from February
                                     1988 to February 1989; Senior Vice
                                     President of the Company from June 1986
                                     to February 1988 and of Leasing
                                     Dynamics, Inc. from December 1983 to May
                                     1991.

                                                 OFFICES HELD AND                DIRECTOR      TERM
          NAME               AGE               BUSINESS EXPERIENCE                SINCE       EXPIRES
- - -------------------------    ---     ----------------------------------------    --------     -------
Scott S. Cowen (3)           47      Dean of the Weatherhead School of Man-        1989         1995
                                     agement at Case Western Reserve Uni-
                                     versity since July 1984.

- - ---------------

(1) Mr. Rose is also a director of Telxon Corporation, Curtis Industries, and Specialty Chemical Resources.

(2) Through May 31, 1994, Messrs. Cutter, Kendall and Kennedy are also officers and directors of various subsidiaries of the Company. Effective June 1, 1994, Messrs. Kennedy and Cutter resigned from all such positions, except that Mr. Kennedy will remain on the board of the Company's joint venture with Picker International, Inc.

(3) Mr. Cowen is a director of American Greetings Corporation, Cyberex Corporation, FabriCenters of America, Inc., Premier Industrial Corporation, Society Corporation, Forest City Enterprises, Inc., Premier Industrial Corporation and Weatherhead Industries, Inc. and is on the Board of Advisors of Charles Fradin, Inc./Copley Distributors.

THE BOARD OF DIRECTORS; COMMITTEES AND ATTENDANCE

     The Board of Directors held six meetings during the year ended January 31, 1994. The compensation committee, charged with reviewing and establishing compensation policies for the Company's executive officers, currently consists of Messrs. Cowen and Rose. Messrs. Cowen and Rose also are the current members of the Board's audit committee which is charged with (i) assuring that appropriate organization, policies, internal controls and systems are in place with respect to audit, accounting and financial reporting matters; (ii) providing an independent channel to receive appropriate communication from employees and the Company's independent auditors; (iii) reviewing the scope and performance of the Company's annual financial audit and recommending to the Board the retention of the Company's independent auditors; and (iv) performing such other functions as are assigned to it by the Board of Directors from time to time. The audit committee met twice during the last fiscal year. Other Committees of the Board include the Nominating Committee (Messrs. Cowen and Kendall) and the CEO Search Committee (Messrs. Cowen, Rose and Kendall).

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 31, 1994, certain information with regard to the beneficial ownership of the Company's common stock by each holder of more than five percent of the Company's outstanding common stock, each director of the Company, each nominee for election as a director of the Company, each of the executive officers of the Company set forth in the Summary Compensation Table and all directors and officers of the Company as a group.

                                                                              PERCENT
                      NAME OF                               AMOUNT               OF
                  BENEFICIAL OWNER                  BENEFICIALLY OWNED(1)      CLASS
                  ----------------                  ---------------------      -----
Olympus Private Placement Fund, L.P.                       1,574,803(2)        18.97%
Robert S. Kendall                                          1,124,168(3)        16.71%
Michael R. Kennedy                                         1,015,262(3)(4)     15.09%
Thomas A. Cutter                                             876,900(3)        13.04%
Tweedy, Browne Company L.P. and Related Parties              496,100(5)         7.37%
The TCW Group, Inc.                                          444,500(6)         6.61%
Dimensional Fund Advisors Inc.                               420,576(7)         6.25%
Jerry E. Kish                                                 47,118(8)          *
Frank G. Skedel                                               26,460(9)          *
Scott S. Cowen                                                15,533(10)(11)     *
Norton W. Rose                                                   -0-             *
All Directors and executive
  officers as a Group (12 persons)                         3,287,803(12)       48.87%

- - ---------------
*Less than 1%

 (1) Beneficial ownership includes having or sharing voting power or dispositive power of the securities.

 (2) On May 2, 1994, the Company entered into revised agreements with its lenders, including Olympus Private Placement Fund, L.P. Under the Olympus agreement, their convertible notes were amended to eliminate the conversion feature, the exercise price of the 45,296 outstanding warrants was adjusted to $6.35 per share, and 1,529,307 additional warrants were issued with the same exercise price, terms, and expiration date as the previously-issued warrants.

 (3) Messrs. Kendall, Kennedy and Cutter, and certain other stockholders of the Company are parties to a Stockholders Agreement (the "Stockholders Agreement") pursuant to which the parties to the Stockholders Agreement have agreed to vote all of the shares held by them in the same manner as a majority of the shares held by Messrs. Kendall, Kennedy and Cutter. An aggregate of 3,350,269 shares of common stock, or approximately 49.80% of the shares outstanding, are subject to the Stockholders Agreement.

 (4) Does not include 96,906 shares held of record by National City Bank as trustee of an irrevocable trust established by Mr. Kennedy for the benefit of his children, as to which he disclaims any beneficial interest.

 (5) This information was obtained from a Schedule 13D filed by Tweedy, Browne Company L.P., TBK Partners, L.P., and Vanderbilt Partners, L.P. with The Securities and Exchange Commission on or about August 12, 1993.

 (6) This information was obtained from a Schedule 13G filed by TCW Group, Inc. with The Securities and Exchange Commission on or about February 6, 1994.

 (7) This information was obtained from a Schedule 13G filed by Dimensional Fund Advisors Inc. with The Securities and Exchange Commission on or about February 9, 1994.

 (8) Includes shares held under the LDI Corporation Retirement Savings Plan. Also includes 44,362 shares of common stock issuable to Mr. Kish upon the exercise of option to purchase common stock granted pursuant to the LDI Corporation Employee Stock Option Plan, which options are exercisable within 60 days of March 31, 1994.

 (9) Includes shares held under the LDI Corporation Retirement Savings Plan. Also includes 21,210 shares of common stock issuable to Mr. Skedel upon the exercise of options to purchase common stock granted pursuant to the LDI Corporation Employee Stock Option Plan, which options are exercisable within 60 days of March 31, 1994.

(10) Includes 10,500 shares issuable upon the exercise of options to purchase common stock.

(11) Does not include 2,000 shares held by Marjorie Cowen, his spouse, as to which shares Mr. Cowen disclaims any beneficial ownership.

(12) Includes shares held under the LDI Corporation Retirement Savings Plan. Includes 68,465 shares of common stock issuable to all other executive officers as a group, upon the exercise of options to purchase common stock granted pursuant to the LDI Corporation Employee Stock Plan, which options are exercisable within 60 days of March 31, 1994.

     The address of each of the persons shown in the table above who are the beneficial owners of more than five percent of the outstanding shares of the Company's outstanding common stock, as of March 31, 1994, is as follows: Olympus Private Placement Fund, L.P., Metro Center, One Station Place, Stamford, Connecticut 06902; Mr. Kendall, c/o LDI Corporation, One Cleveland Center, Suite 700, 1375 East Ninth Street, Cleveland, Ohio 44114; Mr. Kennedy, 21831 Avalon Drive, Rocky River, Ohio 44116; Mr. Cutter, 21109 Avalon Drive, Rocky River, Ohio 44116; and The TCW Group, Inc., 865 South Figueroa Street, Los Angeles, California 90017; and Dimensional Fund Advisors, Inc., 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

                             EXECUTIVE COMPENSATION

     The following information is set forth with respect to the Company's Chief Executive Officer and the other four most highly compensated executive officers who served as executive officers of the Company during the year ended January 31, 1994.

                                        I. SUMMARY COMPENSATION TABLE

                                                ANNUAL COMPENSATION                    LONG TERM COMPENSATION
                                           ----------------------------         --------------------------------------
                                                                                     AWARDS                PAYOUTS
                                                                                ----------------      ----------------
                                                                   OTHER                                                  ALL
                                                                  ANNUAL      RESTRICTED                                 OTHER
                                                                  COMPEN-        STOCK        OPTIONS/       LTIP       COMPEN-
                                         SALARY       BONUS       SATION       AWARD(S)        SAR(S)       PAYOUTS      SATION
NAME AND PRINCIPAL POSITION     YEAR       ($)         ($)        ($)(1)          ($)           (#)           ($)        ($)(3)
- - ----------------------------    ----     -------     -------     ---------    -----------     --------     ---------    --------
Robert S. Kendall               1993     371,153      65,025        N/A                                       N/A       17,470
Chairman of the Board and       1992     275,000     337,450
Chief Executive Officer         1991     275,000     408,425

Michael R. Kennedy              1993     371,153      65,025        N/A                                       N/A        17,470
President and Chief             1992     275,000     337,450
Operating Officer               1991     275,000     408,425

Thomas A. Cutter                1993     371,153      65,025        N/A                                       N/A        17,470
Vice Chairman of the Board      1992     275,000     337,450
and Senior Executive Vice       1991     275,000     408,425
President

Frank G. Skedel                 1993     160,000      46,000        N/A          5,250(2)      26,250         N/A        15,072
Senior Vice President           1992     160,000      49,500
and Treasurer                   1991     159,655      50,548

Jerry E. Kish                   1993     140,000      43,440        N/A                        31,500         N/A        15,167
Executive Vice President        1992     140,000      67,490
and Chief Financial Officer     1991     134,904      81,685

- - ---------------

(1) The executive officers are reimbursed for club membership expenses and other business perquisites in amounts that are less than the reporting thresholds established by the Securities & Exchange Commission.

(2) Includes 5,000 shares granted on March 21, 1990, and 250 shares received as a result of a 5% stock dividend paid on July 25, 1991. On March 21, 1994, the Board of Directors approved an acceleration of vesting of all of the shares. On January 31, 1994, the shares had a market value of $32,812.50.

(3) Includes amounts contributed by the Company under the LDI Corporation Pension Plan and Trust as follows: $7,075 each on behalf of Messrs. Kendall, and Cutter, $6,580 on behalf of Mr. Kennedy and $5,503 and $6,180 on behalf of each of Messrs. Kish and Skedel, respectively; includes amounts contributed by the Company under the LDI Corporation Retirement Savings Plan as follows: $6,189 on behalf of each of Messrs. Kendall, and Cutter, $3,533 on behalf of Mr. Kennedy, and $4,947 and $4,976 on behalf of each of Messrs. Kish and Skedel, respectively.

            II. AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                      NUMBER OF                  VALUE OF UNEXERCISED
                                 UNEXERCISED OPTIONS            "IN-THE-MONEY" OPTIONS
                               AT JANUARY 31, 1994 (#)         AT JANUARY 31, 1994 ($)
                             ---------------------------     ----------------------------
          NAME               EXERCISABLE     UNEXERCISABLE   EXERCISABLE     UNEXERCISABLE
- - -------------------------    -----------     -----------     ------------    ------------
Robert S. Kendall                  -0-          10,000           -0-             -0-
Michael R. Kennedy                 -0-          10,000           -0-             -0-
Thomas A. Cutter                   -0-          10,000           -0-             -0-
Jerry E. Kish                   44,362          22,600           -0-             -0-
Frank G. Skedel                 24,360          16,300           -0-             -0-

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Company's objective in developing its compensation plan for its executive officers is to reflect, to the extent most equitable, the best interests of both the Company's shareholders and the company's executive officers and aligning the financial interest of both.

     The Chief Executive Officer, President, and Senior Executive Vice President (Messrs. Kendall, Kennedy and Cutter, respectively) were all covered under the same compensation plan for the year ended January 31, 1994 which was approved by the Board of Directors in March 1993. The key components of the compensation program are base salary of $375,000 for each of Messrs. Kendall, Kennedy and Cutter, incentive compensation tied to the Company's pretax earnings above a $10 million pre-tax earnings threshold up to a maximum of $375,000 each and equity participation. These components were established with the goal of providing total compensation consistent with LDI's industry competitors. The base salary and level of incentive compensation were determined in part by comparing the Company to a group of companies with similar characteristics, including industry competitors. This information was obtained as a result of an independent survey conducted by the Actuarial, Benefits, and Compensation Consulting Group of Deloitte and Touche.

     For the year ended January 31, 1994, no compensation was paid under the incentive component of the plan because the Company's pretax earnings did not exceed the minimum threshold. Pursuant to the equity participation component of the compensation plan, a grant of stock options covering 10,000 common shares was made September 7, 1993 to each of Messrs. Kendall, Kennedy and Cutter at an exercise price of $7.8375 per share (110% of the closing price of the stock on that date).

     In March 1994, the Compensation Committee approved a revised compensation and severance plan for Messrs. Kendall, Kennedy and Cutter. The plan was effective as of April 1, 1994 and provides for a reduction in compensation paid to each officer with monthly payments to continue through May 1994 (July 1994 in the case of Mr. Kendall) provided certain conditions on behalf of the officer are fulfilled.

     Frank Skedel, the Company's Senior Vice President and Treasurer, and Jerry Kish, the Company's Executive Vice President and Chief Financial Officer, are both compensated pursuant to a plan providing for a base salary of $160,000 and $140,000, respectively, and a bonus based in part on their respective performances and that of the Company.

     Messrs. Skedel and Kish are subject to severance compensation agreements entered into in March 1994. Each will be eligible to receive between $150,000 and $300,000 depending on the circumstances of the termination of their employment with the Company. Payments will be paid as salary continuation until the appropriate gross amount has been paid.

     The Company currently has incentive programs under which stock can be awarded to executive officers as well as to other employees. These programs are the LDI Corporation Employee Stock Option Plan and the LDI Corporation Restricted Stock Plan. Stock options are awarded at market price and adjusted in the event of a stock dividend or similar distribution to shareholders. As of March 31,1994, no previously awarded options to purchase shares of common stock of the Company were "in the money."

     In the future, the Compensation Committee intends to recommend executive compensation programs designed to focus the efforts of managers and executive officers on the attainment of financial goals that benefit both the Company and its stockholders.

                                        COMPENSATION COMMITTEE
                                        OF THE BOARD OF DIRECTORS

                                        Scott S. Cowen
                                        Norton W. Rose

                               PERFORMANCE GRAPH

     The following graph compares the performance of the Company's common stock with that of the NASDAQ composite stock index and a line-of-business peer group.


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
     AMONG LDI CORPORATION, THE NASDAQ STOCK MARKET INDEX AND A PEER GROUP

                         1/89   1/90   1/91   1/92   1/93   1/94
LDI CORPORATION          100    114     85    124     58     62
PEER GROUP               100     87     88     81     69    106
NASDAQ STOCK MRKT-US     100    105    108    166    187    214



(1) The comparison of total return on investment (change in year-end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on January 31, 1989 in each of LDI Corporation, the NASDAQ Composite Index and the Peer Group with the investment weighted on the basis of market capitalization. The total cumulative dollar returns shown on the graph represents the value that such investments would have had on January 31, 1994.

(2) The line-of-business peer group consists of Comdisco, Inc., Amplicon, Inc., Capital Associates, Inc., Electro Rent Corp., and HPSC, Inc., each of which companies are engaged in the equipment leasing industry as a substantial part of its business.



COMPENSATION OF DIRECTORS

     Each member of the Board of Directors who is not an employee of the Company receives an annual director's fee of $16,000. In addition, each such director receives $1,000 for attendance at each meeting of the Board and each meeting of a committee thereof not held in conjunction with a Board meeting, plus reimbursement of expenses incurred in attending any such meeting. In addition, in recognition of their significant contributions and time commitment to the Company's strategic planning effort over the past several months, Messrs. Cowen and Rose were given bonuses of $35,000 and $15,000, respectively.

       AGREEMENT AND ARRANGEMENTS WITH RESPECT TO SEVERANCE COMPENSATION

     The Company has entered into agreements with respect to revised compensation and severance packages with each of Messrs. Kendall, Kennedy and Cutter. These agreements provide for a reduction in each of the officers compensation effective April 1, 1994 as described earlier in the "Report of the Compensation Committee", and monthly payments of severance compensation to continue through November 1996 for each of Messrs. Kennedy and Cutter and through January 1997 for Mr. Kendall. Payments of severance compensation are contingent upon the former officer fulfilling certain obligations and the Company not being in violation of any covenants, representations or warranties under any of its loan agreements.

     The Company has entered into employment agreements with each of Messrs. Skedel and Kish which provide for severance compensation aggregating between $150,000 and $300,000 depending on the circumstances under which the individual terminates his employment with the Company. The individual will also receive medical and dental benefits so long as payments of severance compensation continue or until the individual receives similar benefits in connection with a new employer.

     The Board of Directors approved a severance plan in connection with the Company's recently announced reduction in the Company's work force. Employees who were designated between March 1 and June 30, 1994 to be part of the reduction will receive severance payments based on their tenure with the Company and level of responsibility. The amounts of such severance payments equal four weeks' pay for each year of service with respect to senior managers, senior directors and other executive officers; two weeks' pay for each year of service with respect to supervisors and managers; and one week's pay for each year of service with respect to non-executives and non-exempt personnel. Affected employees will also be entitled to continued medical and dental benefits. Payments of severance will be made in lump sums, except for the senior managers and executives who will receive their severance paid out in bi-weekly payments.

CERTAIN TRANSACTIONS

     During the year ended January 31, 1994, the Company leased office, warehouse and operations space from NCP Ltd. ("NCP"), an Ohio limited partnership, the general partners of which are Messrs. Kendall, Kennedy, Cutter, Jerry E. Kish, a Director until the annual meeting and Executive Vice President through May 31,1994, and Jay J. Ross, a former Senior Vice President of the Company. The Company made rental payments to NCP of $342,679 for the year ended January 31, 1994, and is obligated to make rental payments under these leases of approximately $405,000 annually through July 31, 1999. The Company paid $155,575 to NCP for the year ended January 31, 1994, for building maintenance, consulting services and building management fees. In addition, the Company paid $227,839 to NCP for the year ended January 31, 1994 for capitalized construction projects performed for the Company by NCP.

PROPOSAL 1: RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE AS INDEPENDENT
            AUDITORS OF THE COMPANY

     At the meeting, the Company's stockholders will be asked to ratify the Board of Directors' selection of Deloitte & Touche as the independent auditors of the Company and its subsidiaries for the year ending January 31, 1995. Representatives of Deloitte & Touche are expected to be present at the meeting and will have the opportunity to make a statement about the Company's financial condition, if they desire to do so, and to respond to appropriate questions.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of the holders of a majority of the outstanding common stock present, in person or by proxy, and entitled to vote at the meeting is required for the approval of this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THIS PROPOSAL.

                             STOCKHOLDER PROPOSALS

     Any stockholder who intends to present a proposal at the 1995 annual meeting of stockholders for inclusion in the Proxy Statement and form of proxy relating to that meeting is advised that the proposal must be received by the Company at its principal executive offices no later than January 31, 1995. The Company will not be required to include in its proxy statement or form of proxy a stockholder's proposal which is received after that date or which otherwise fails to meet requirements for stockholder proposals established by regulations of the Securities and Exchange Commission.

                                 OTHER MATTERS

     The solicitation of proxies is being made by and on behalf of the Board of Directors. The cost of the solicitation will be borne by the Company, including the reasonable expenses of brokerage firms or other nominees for forwarding proxy materials to beneficial owners. In addition to solicitation by mail, proxies may be solicited by telephone, telegraph or personally. Proxies may be solicited by directors, officers and employees of the Company without additional compensation.

     The persons named in the enclosed proxy, or their substitutes, will vote the shares represented by such proxy at the meeting. The form of proxy permits specification of a vote for the person nominated for election as director and the withholding of authority to vote for the specified nominee. The form of proxy also permits specification of a vote for or against, or abstention with respect to, the proposal to ratify the selection of Deloitte & Touche as the Company's independent auditors. If the enclosed proxy is executed and returned, the shares represented thereby will be voted in accordance with any specifications made by the stockholder. In the absence of any such specification, they will be voted to elect the nominee for election as director as set forth under "Election of Directors" above, and FOR the proposal to ratify the selection of Deloitte & Touche as the Company's independent auditors.

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

     A stockholder may revoke his proxy at any time before it is voted at the meeting by giving written notice of revocation to the Secretary, by executing and returning a later dated proxy or by attending the meeting and voting in person. The mere presence of a stockholder at the meeting will not operate to revoke their proxy.

     If any other matters shall come before the meeting, the persons named in the proxy, or their substitutes, will vote thereon in accordance with their judgment. The Board of Directors does not know of any other matters which will be presented for action at the meeting.

                                        By Order of the Board of Directors.

                                        BENJAMIN W. CANNON
                                        Vice President and Secretary

May 31, 1994

SHAREHOLDERS MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JANUARY 31, 1994, AND THE DOCUMENT INCORPORATED HEREIN BY REFERENCE BY SENDING A REQUEST TO: DIRECTOR, INVESTOR RELATIONS, LDI CORPORATION, ONE CLEVELAND CENTER, SUITE 700, 1375 EAST NINTH STREET, CLEVELAND, OHIO 44114.

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

                                     LDI CORPORATION

                   PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                          FOR THE ANNUAL MEETING OF STOCKHOLDERS

              The undersigned hereby appoints Robert S. Kendall, Frank G. Skedel and Benjamin W. Cannon, and each of them, with full power of substitution, as proxies for the undersigned to attend the Annual Meeting of Stockholders of LDI Corporation, to be held at The Forum at One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio at 10:00 a.m., Eastern daylight time, on July 13, 1994, and thereat, and at any adjournments thereof, to vote and act with respect to all common stock of the Company which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as follows:

          1. / / WITH or / / WITHOUT authority to vote for the election of the nominee listed below.

                                      Norton W. Rose

             (INSTRUCTION: To withhold authority to vote for the individual nominee write the nominee's name on the line provided below.)

          ----------------------------------------------------------------------

          2. Proposal to ratify the selection of Deloitte & Touche the Company's independent auditors.
             / / FOR      / / AGAINST      / / ABSTAIN



          3. In their discretion, to vote upon such other business as may properly come before the meeting.

              THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BY THE STOCKHOLDER. IF NO SPECIFICATIONS ARE MADE, THE PROXY WILL BE VOTED TO ELECT THE NOMINEE NAMED IN ITEM 1 ABOVE AND FOR THE RATIFICATION DESCRIBED IN ITEM 2 ABOVE.

              Receipt of Notice of Annual Meeting of Stockholders and the related Proxy Statement dated May 31, 1994, is hereby acknowledged.

                                                    Date:                 , 1994
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                                                      Signature of Stockholder

                                                    Please sign as your name or
                                                    names appear hereon. If
                                                    shares are held jointly, all
                                                    holders must sign. When
                                                    signing as attorney,
                                                    executor, administrator,
                                                    trustee or guardian please
                                                    give your full title. If a
                                                    corporation, please sign in
                                                    full corporate name by
                                                    president or other
                                                    authorized officer. If a
                                                    partnership, please sign in
                                                    partnership name by
                                                    authorized person.